UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 15, 2025, Entrada Therapeutics, Inc. (the “Company”) presented at the 43rd Annual J.P. Morgan Healthcare Conference, which presentation included certain preliminary financial results as of and for the fiscal year ended December 31, 2024. Specifically, the Company announced that its cash resources, which consist of cash, cash equivalents and marketable securities, were approximately $420.0 million as of December 31, 2024 and that it expects such cash resources to fund operations and capital expenditure requirements into the second quarter of 2027.

The information in this Item 2.02 is unaudited and preliminary, and it does not present all information necessary for an understanding of the Company’s results of operations for the fiscal year ended December 31, 2024, or financial condition as of December 31, 2024. The audit of the Company’s financial statements for the year ended December 31, 2024 is ongoing and could result in changes to the information in this Item 2.02.

The information in Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

A copy of the Company’s presentation for use by management in meetings with investors, analysts and others during the 43rd Annual J.P. Morgan Healthcare Conference is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K includes express and implied “forward-looking statements.” Forward looking statements include all statements that are not historical facts, and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about the Company’s preliminary and unaudited estimate of cash resources and the sufficiency of its cash resources through the second quarter of 2027. By their nature, these statements are subject to numerous risks and uncertainties, including factors beyond the Company’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. For further information regarding the risks, uncertainties and other factors that may cause differences between the Company’s expectations and actual results, you should review the “Risk Factors” in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings. You should not rely upon forward-looking statements as predictions of future events. Although the Company’s management believes that the expectations reflected in the Company’s statements are reasonable, the Company cannot guarantee that the future results, performance or events and circumstances described in the forward-looking statements will be achieved or occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Corporate Presentation of Entrada Therapeutics, Inc. as of January 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: January 15, 2025	By:	/s/ Dipal Doshi
Dipal Doshi
Chief Executive Officer